UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT,

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): December 17, 2008

CHYRON CORPORATION

(Exact Name of Registrant as Specified in its Charter)
New York	1-9014	11-2117385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5 Hub Drive
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 845-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors;
                      Appointment of Certain Officers; Compensatory Arrangement of
                      Certain Officers

(e)

On December 17, 2008 the Compensation Committee of the Board of Directors of Chyron Corporation (the "Company") approved the 2009 Chyron Corporation Salary Deferral Plan for Highly Compensated Employees (the "Plan"). Under the terms of the Plan, employees who earn at least $100,000 in base salary annually, including the Company's Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, are eligible to elect to defer a portion of their salary in 2009, either 10%, 15% or 20%.

Certain financial targets, as defined in the Plan, will be measured at the end of each calendar quarter in 2009. If those certain financial targets are met, all, or in specified circumstances a portion, of the accumulated deferred salary plus a bonus amount will be paid to the participants following the end of the quarter. The amount of the bonus payment will be determined according to the following terms: (i) with respect to a participant who elects to defer 10% of his or her base salary for 2009, the Company will provide a bonus payment equal to 5% of the participant's base salary; (ii) with respect to a participant who elects to defer 15% of his or her base salary for 2009, the Company will provide a bonus payment equal to 10% of the participant's base salary; and (iii) with respect to a participant who elects to defer 20% of his or her base salary for 2009, the Company will provide a bonus payment equal to 20% of the participant's base salary. If the financial targets are not achieved in any given quarter, deferred base salary amounts, together with the related Company bonus payments, will be carried forward to the next quarter.

As with all Company Benefit Plans, the Company reserves the right to modify, revoke, or change the Plan at any time for any reason and will review the Plan as of July 1, 2009. In the event the Company elects to terminate the Plan as of July 1, 2009, all deferred base salary amounts and the related Company bonus payments not previously distributed will be distributed by the end of July 2009. If the Plan is not terminated as of July 1, 2009, the Company in its sole discretion may allow participants to change their deferral percentage or withdraw from the Plan at that time. In any event, all deferred salary and bonus amounts under the Plan will be repaid by December 31, 2009. The Plan also provides that, in the event that all deferred compensation and bonus payments are not repaid by December 31, 2009 and, as a result, participants face adverse tax consequences pursuant to Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A"), the Company will gross-up any payments due to the participants as necessary to compensate the participants for any taxes or penalties resulting under Section 409A.

A copy of the Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits

10.1   2009 Chyron Corporation Salary Deferral Plan for Highly Compensated Employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHYRON CORPORATION
By:	/s/ Jerry Kieliszak
Name:	Jerry Kieliszak
Title:	Senior Vice President and
Chief Financial Officer

Exhibit No.	Description

10.1	2009 Chyron Corporation Salary Deferral Plan for Highly Compensated Employees.

Date: December 18, 2008